COMMAND MONEY FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                          February 13, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	COMMAND Money Fund
                  File No. 811-3253


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended December 31, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                        Yours truly,

                                    /s/ Jonathan D. Shain
                                                        Jonathan D. Shain
                                                        Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of February 2004.



	COMMAND Money Fund



By: /s/ Jonathan D. Shain		Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain
Floyd L. Hoelscher
         Secretary





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